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                                                                 Exhibit (11)(f)



                                             December 15, 1997



The Galaxy Fund
4400 Computer Drive
Westboro, Massachusetts 01581-5108


                  Re:  Connecticut Municipal Bond Fund and
                       Connecticut Municipal Money Market Fund



Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 31 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                                             Very truly yours,



                                             /s/ Day, Berry & Howard
                                             -----------------------------
                                             DAY, BERRY & HOWARD